Exhibit 107.1
CALCULATION OF FEES TABLE
FORM 424(b)(5)
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number		Carry Forward Initial effective date		Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	7.00% Series C Cumulative Redeemable Preferred Stock Stock, $0.001 par value	Rule 457(r) and Other (1)	3,153,022 (2)	$20.785 (1)	65,535,562.27	0.00014760	$9,673.05	N/A	N/A	N/A	N/A	N/A	N/A
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A		N/A
	Total Offering Amounts					65,535,562.27		$9,673.05
	Total Fees Previously Paid							0.00
	Total Fee Offsets							$10,231.69
	Net Fee Due							0.00

(1)Calculated in accordance with Rule 457(c) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), based upon the average of the high and low price per share of 7.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”) of ARMOUR Residential REIT, Inc. (the “Registrant”) as reported on the New York Stock Exchange on June 17, 2024.
(2)Represents 3,153,022 shares of our 7.00% Series C Cumulative Redeemable Preferred Stock.

Exhibit 107.1
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
	Rule 457(p)
Fee Offset Claims	ARMOUR Residential REIT, Inc.	424(b)(5)	333-253311	March 2, 2021		$10,231.69 (1)	Equity	7.00% Series C Cumulative Redeemable Preferred Stock	3,153,022	$78,825,550.00

Fee Offset Sources	ARMOUR Residential REIT, Inc.	424(b)(5)	333-224469		January 30, 2020						$21,255.00

(1)On January 30, 2020, the Registrant filed a prospectus supplement (the “2020 Prospectus supplement”) to the Registrant’s Registration Statement on Form S-3 (Registration No. 333- 224469) filed with the Securities and Exchange Commission on February 19, 2021 under the Securities Act, pursuant to which the Registrant paid a filing fee of $21,255.00 (the “Initial Filing Fee”) in connection with the registration of 6,550,000 shares of Series C Preferred Stock. On March 2, 2021, the Registrant filed an additional prospectus supplement (the “2021 Prospectus Supplement”) to the Registration Statement on Form S-3 (Registration Statement No. 333-253311) filed by the Registrant on February 19, 2021 under the Securities Act. Pursuant to Rule 415(a)(6), the Registrant carried forward the 4,036,929 shares of Series C Preferred Stock that remained unsold (the “2021 Unsold Shares”) pursuant to the 2020 Prospectus Supplement as of the filing of the 2021 Prospectus Supplement. 3,153,022 of the 2021 Unsold Shares remain unsold. The offerings made by the 2020 Prospectus Supplement and 2021 Prospectus Supplement have been terminated. $10,231.69 (the “Attributable Portion”) of the $13,100.00 filing fee carried forward with respect to the 2021 Prospectus Supplement is available to offset the registration fee payable pursuant to this prospectus supplement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due under this prospectus supplement using the previously paid but unused Attributable Portion associated with the 2020 Prospectus Supplement. Accordingly, no filing fee is due.